SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2007

RUBIO’S RESTAURANTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26125	33-0100303
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1902 Wright Place, Suite 300, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (760) 929-8226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2007, the Board of Directors (the “Board”) of Rubio’s Restaurants, Inc. (the “Company”), based on the recommendation of the Company’s Compensation Committee, met and fixed the base salaries and target bonus amounts for the Company’s executive officers for fiscal year 2008. The base salaries and target bonus amounts for the Company’s principal executive officer, principal financial officer and named executive officers are as follows:

Name and Title	Base Salary	Target Bonus Amount
Ralph Rubio, Chairman of the Board	$222,606	$83,477
Daniel Pittard, President and Chief Executive Officer	400,000	200,000
Frank Henigman, Chief Financial Officer	215,000	75,250
Lawrence Rusinko, Senior Vice President of Marketing	235,000	82,250
Gerald Leneweaver, Senior Vice President People Services	210,000	52,500

In accordance with the Company’s short-term incentive program, 50% to 70% of the target bonus amounts for these executive officers, except the Company’s President and Chief Executive Officer, will be based on the Company’s overall financial performance and 30% to 50% will be based on the individual performance of the executive officer. The President and Chief Executive Officer’s bonus payment will be based solely on the overall financial performance of the Company.

The Board also granted stock options to the Company’s executive officers on December 13, 2007 in accordance with the Company’s long-term incentive program. The stock grants for the Company’s principal executive officer, principal financial officer and named executive officers are as follows:

Name and Title	Number of Shares of Common Stock
Ralph Rubio, Chairman of the Board	--
Daniel Pittard, President and Chief Executive Officer	75,000
Frank Henigman, Chief Financial Officer	24,000
Lawrence Rusinko, Senior Vice President of Marketing	24,000
Gerald Leneweaver, Senior Vice President People Services	24,000

The stock options have an exercise price of $9.08 per share, the closing sale price of the Company’s common stock as reported on the Nasdaq Global Market on the grant date, and vest in full three years from the grant date. The stock options were granted under, and are subject to the terms and conditions of, the Company’s 1999 Stock Incentive Plan (the “1999 Plan”). The stock options may be accelerated in the event of certain corporate transactions as provided in the 1999 Plan.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13 2007, the Company’s Board of Directors approved by unanimous vote at a regularly scheduled meeting of the Board of Directors an amendment to the first paragraph of Section 1 of Article VI of the Company’s Restated Bylaws, as previously amended (the “Bylaws”), to allow for uncertificated shares of the Company in order for such shares to be eligible for participation in the Direct Registration System of the Depository Trust Company.

Item 9.01. Financial Statements and Exhibits

(c)       Exhibits

Exhibit No.	Description
3.5	Certificate of Amendment to Restated Bylaws of Rubio’s Restaurants, Inc., dated December 13, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 19, 2007

RUBIO’S RESTAURANTS, INC.

By: /s/ Frank Henigman
       Frank Henigman
       Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.5	Certificate of Amendment to Restated Bylaws of Rubio’s Restaurants, Inc., dated December 13, 2007.